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                                   EXHIBIT 99


Contact:      E. Townes Duncan                                 NEWS RELEASE
              Chief Executive Officer
              (205) 582-1810



                        COMPTRONIX CORPORATION ANNOUNCES
                CONSUMMATION OF SALE OF SUBSTANTIALLY ALL ASSETS

BRENTWOOD, Tenn. (November 4, 1996) -- Comptronix Corporation today announced that it has consummated the sale of substantially all its assets to Sanmina Corporation. As previously reported, proceeds of the sale were used in part to repay all of the Company's outstanding secured indebtedness. The balance of the proceeds will be available for distribution to the Company's unsecured creditors as part of the Company's bankruptcy plan. It is currently estimated that unsecured creditors, including holders of the Company's convertible subordinated debentures, will receive approximately ten cents to twelve cents on the dollar for their claims. Holders of the Company's equity securities will not receive any value in the bankruptcy plan.

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